Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Partners of Regency Energy Partners LP:
     We consent to the incorporation by reference in the registration statement on Form S-3 dated January 12, 2010 of Regency Energy Partners LP and subsidiaries (the Partnership) of our reports dated March 1, 2009, except for Notes 2, 4, 5, 7, 14, 16 and 17, which are as of May 14, 2009, with respect to the consolidated balance sheets of Regency Energy Partners LP as of December 31, 2008 and 2007, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and member interest and partners’ capital for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the Current Report on Form 8-K of Regency Energy Partners LP dated May 14, 2009 and to the reference to our firm under the heading “Experts” in the prospectus. Our report refers to our audit of the adjustments to the 2006 consolidated financial statements to retrospectively apply the changes in accounting discussed in Note 2 and to retrospectively restate the disclosures for a change in the composition of reportable segments discussed in Note 14 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2006 consolidated financial statements of the Partnership other than with respect to such adjustments.
     Our report dated March 1, 2009, on the effectiveness of internal control over financial reporting as of December 31, 2008, contains an explanatory paragraph that states Regency Energy Partners LP acquired CDM Resource Management, Ltd. (CDM) during 2008 and management excluded from its assessment of the effectiveness of Regency Energy Partners LP’s internal control over financial reporting as of December 31, 2008, CDM’s internal control over financial reporting associated with total assets of $881,552,000 and total revenues of $132,549,000 included in the consolidated financial statements of Regency Energy Partners LP and subsidiaries as of and for the year ended December 31, 2008. Our audit of internal control over financial reporting of Regency Energy Partners LP also excluded an evaluation of the internal control over financial reporting of CDM.
     We also consent to the incorporation by reference in the aforementioned registration statement of our report dated April 1, 2009 with respect to the consolidated balance sheet of Regency GP LP and subsidiaries as of December 31, 2008.
KPMG LLP
Dallas, Texas
January 11, 2010
Ex. 23.1 — 1